                                                                   Exhibit 4.2


                                RIGHTS AGREEMENT


                          dated as of December 19, 1988


                                 by and between


                         COMMERCIAL FEDERAL CORPORATION




                                       and




                       MANUFACTURERS HANOVER TRUST COMPANY

                                 as Rights Agent

                               TABLE OF CONTENTS
                               -----------------

  Section                                                              Page
  -------                                                              ----

     1     Certain Definitions.........................................  1
     2     Appointment of Rights Agent.................................  9
     3     Issuance of Right Certificates.............................. 10
     4     Form of Right Certificates.................................. 11
     5     Countersignature and Registration........................... 12
     6 Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen
           Right Certificates.......................................... 12
     7     Exercise of Primary Rights.................................. 13
     8     Exercise of Secondary Rights................................ 14
     9     Mechanics of Exercise....................................... 15
     10    Cancellation and Destruction of Right Certificates.......... 16
     11    Reservation and Availability of Capital Shares.............. 17
     12    Securities Record Date...................................... 17
     13    Adjustment of Number of Shares Issuable Upon Exercise
           of Primary Rights........................................... 18
     14    Adjustment of Secondary Right Exercise Price, Number
           of Shares Issuable Upon Exercise of Secondary Rights
           or Number of Secondary Rights............................... 19
     15    Certificate of Adjusted Secondary Right Exercise Price
           or Number of Shares Issuable Upon Exercise of Primary
           Rights or Secondary Rights.................................. 25
     16    Consolidation, Merger, or Sale or Transfer of Assets
           or Earning Power............................................ 26
     17    Fractional Rights and Fractional Shares..................... 28
     18    Rights of Action............................................ 29
     19    Agreement of Right Holders.................................. 29
     20    Right Holder and Right Certificate Holder Not Deemed
           a Stockholder............................................... 30
     21    Concerning the Rights Agent................................. 30
     22    Merger or Consolidation or Change of Name of Rights
           Agent....................................................... 30
     23    Duties of Rights Agent...................................... 31
     24    Change of Rights Agent...................................... 33
     25    Issuance of New Secondary Right Certificates................ 34
     26    Redemption of Rights........................................ 34
     27    Certain Cash Tender Offers.................................. 35
     28    Notice of Certain Events.................................... 37
     29    Notices..................................................... 37
     30    Supplements and Amendments.................................. 38
     31    Certain Covenants........................................... 39
     32    Successors.................................................. 39
     33    Benefits of this Agreement.................................. 39
     34    Severability................................................ 39
     35    Governing Law............................................... 40
     36    Counterparts................................................ 40
     37    Descriptive Headings........................................ 40

                                TABLE OF EXHIBITS
                                -----------------

Exhibit A -- Form of Certificate of Designations

Exhibit B -- Form of Primary Right Certificate

Exhibit C -- Form of Secondary Right Certificate

Exhibit D -- Form of Summary of the Rights

                             TABLE OF DEFINED TERMS
                             ----------------------

Term Defined                                              Page      Section
------------                                              ----      -------

Adjustment Shares                                                   14(a)(ii)
Affiliate                                                           1(a)
Agreement                                                          Introduction
Associate                                                           1(a)
Beneficially Own                                                    1(b)
Beneficial Owner                                                    1(b)
Business Day                                                        1(c)
Cash Tender Offer Proposal                                          1(d)
Close of Business                                                   1(e)
Closing Price                                                       1(f)
Common Share                                                        1(g)
Common Share Equivalent                                             14(a)(iii)
Company (Commercial Federal Corporation)                           Introduction
Company (following a Section 16(a) Event)                           16(a)(iii)
Current Market Price                                                1(h)
Disclosure Statement                                                1(i)
Distribution Date                                                   3(a)
Exchange Act                                                        1(k)
Exercise Price                                                      1(l)
Expiration Date                                                     1(m)
Fair Offer                                                          27(b)
Fairness Opinion                                                    27(a)
Independent Director                                                1(o)
NASDAQ                                                              1(f)
Person                                                              1(p)
Preferred Share                                                     1(q)
Preferred Share Equivalent                                          14(b)
Primary Right                                                       Recital
Primary Right Distribution Date                                     3(a)
Primary Right Exercise Price                                        7(c)
Primary Right Expiration Date                                       1(t)
Primary Right Redemption Date                                       1(u)
Primary Right Redemption Price                                      26(a)
Proposal Date                                                       27(a)
Prospective Offeror                                                 1(d)
Record Date                                                         Recital
Redemption Date                                                     1(x)
Redemption Price                                                    26(a)
Resolution                                                          27(a)
Right                                                              Introduction
Rights Agent                                                       Introduction
Secondary Right                                                     Recital
Secondary Right Distribution Date                                   3(a)
Secondary Right Exercise Price                                      8(c)
Secondary Right Expiration Date                                     1(bb)
Secondary Right Redemption Date                                     1(cc)
Secondary Right Redemption Price                                    26(a)
Section 14(a)(ii) Event                                             14(a)(ii)

                             TABLE OF DEFINED TERMS
                             ----------------------

Term Defined                                              Page      Section
------------                                              ----      -------

Section 16(a) Event                                                  16(a)
Securities Act                                                       1(gg)
Special Meeting                                                      27(a)
Subsidiary                                                           1(hh)
Surviving Person                                                     16(a)
Trading Day                                                          1(ii)
Undertaking                                                          1(jj)
Voting Share                                                         1(kk)
15% Acquisition Date                                                 1(ll)
15% Person                                                           1(mm)
25% Acquisition Date                                                 1(nn)
25% Person                                                           1(oo)

                                RIGHTS AGREEMENT



  This Rights Agreement ("Agreement") is made and entered into as of the 19th day of December, 1988 by and between Commercial Federal Corporation, a Nebraska corporation (the "Company"), and Manufacturers Hanover Trust Company, a New York corporation (the "Rights Agent").

  WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of stock purchase rights (the "Rights") consisting of one common stock purchase right (a "Primary Right") and one preferred stock purchase right (a "Secondary Right") in respect of each Common Share (as hereinafter defined) of the Company outstanding on December 30, 1988 (the "Record Date");

  WHEREAS, the Board of Directors of the Company has further authorized and directed the issuance of (A) one Primary Right with respect to each Common Share that shall be issued by the Company at any time after the Record Date and prior to the earliest of the Primary Right Expiration Date (as such terms are hereinafter defined), and (B) one Secondary Right with respect to each Common Share that shall be issued by the Company at any time after the Record Date and prior to the earliest of the Secondary Right Distribution Date, the Secondary Right Redemption Date or the Secondary Right Expiration Date (as such terms are hereinafter defined); and

  WHEREAS, in connection with the matters referred to herein, the Company desires to appoint the Rights Agent to act on behalf of the Company for the benefit of the holders of Rights, and the Rights Agent is willing so to act;

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for the benefit of the holders of Primary Rights and the holders of Secondary Rights, the parties hereto hereby agree as follows:

  Section 1.  Certain Definitions.  For purposes of this Agreement, the
              -------------------
following terms have the meaning indicated:

      (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

      (b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own":

           (i) any securities which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act or Rule 13d-3 promulgated thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof;

           (ii) any securities which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided that a Person shall not under this clause (b)(ii) be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

           (iii) any securities which such Person or any such Person's Affiliates or Associates has the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding, provided that a Person shall not under this clause (b)(iii) be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations of the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

           (iv) any securities which are owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section 1(b)(iii) hereof) or disposing of any securities of the Company; and

           (v) on any day on or after a Distribution Date, all Rights that prior to such date were represented by certificates for Common Share that such Person owns on such day.

      (c) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York or Nebraska are authorized or obligated by law or executive order to close.

      (d) "Cash Tender Offer Proposal" shall mean a written proposal delivered to the Company by any Person (a "Prospective Offeror"), which proposal:

           (i) is for a tender offer for any and all of the outstanding Voting Shares held by any Person other than such Prospective Offeror or its Affiliates or Associates for cash at the same price;

           (ii) states that such Prospective Offeror has obtained firm written financing commitments from recognized institutional financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the acquisition of Voting Shares described in such Cash Tender Offer Proposal and is accompanied by reasonable evidence of the foregoing; and

           (iii) contains the written agreement of the Prospective Offeror to pay (or share with any other Prospective Offeror) the Company's costs of any Special Meeting (as such term if defined in Section 27 hereof), other than the Company's costs of preparing and mailing proxy material for its own solicitation.

      (e) "Close of Business" on any given date shall mean 5:00 p.m., Omaha time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Omaha time, on the next succeeding Business Day.

      (f) "Closing Price" of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked price, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such stock or other security selected by the Board of Directors of the Company.

      (g) "Common Share" shall mean one share of Common Stock, par value $0.01 per share, of the Company, unless used with reference to a Person other than the Company, in which case it shall mean one share of the class of common stock of such Person having the greatest voting power per share or, if such Person is a Subsidiary of another Person, one Common Share of the Person which ultimately controls such first-mentioned Person.

      (h) "Current Market Price" per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question; provided, however, that if the Company shall determine that any event shall have caused the Closing Price on any Trading Day during such 30-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such noncomparable Closing Price so used shall be appropriately adjusted in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day); and provided further, however, that if such stock or other security is not publicly held or so listed or traded, "Current Market Price" per share of such stock or unit of such other security shall mean the fair value per share of such stock or unit of such other security as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate, which determination shall be described in a statement filed by the Company with the Rights Agent.

      (i) "Disclosure Statement" shall mean a written statement of any Person, in form reasonably satisfactory to the Company, containing, in reasonable detail, a statement of such Person's plans and intentions concerning the Company and its securities, including, without limitation, the following information:

           (i) the total number of Voting Shares of which such Person intends to acquire the Beneficial Ownership during the three-year period commencing on the date thereof;

           (ii) the maximum aggregate value of the consideration to be paid for such acquisition of Voting Shares;

           (iii) a description of the method or methods by which such acquisition of Voting Shares will be effected;

           (iv) the source or sources of financing for such acquisition of Voting Shares, which must be cash or cash equivalents on hand (accompanied by reasonable evidence thereof) or third-party financing pursuant to firm written financing commitments from recognized financing sources (with a copy of such commitments attached);

           (v) the name and address of any Person to be nominated during such three-year period by or on behalf of such Person as a director of the Company, plus such information regarding such person as would be required to be included in any proxy solicitation for the election of such person in accordance with Regulation 14A under the Exchange Act; and

           (vi) a description of each proposal or other action to be submitted to the stockholders, or the Board of Directors or the management of the Company, during such three-year period.

If such Person's plans or intentions are contingent, or may vary depending upon the existence of facts or events beyond such Person's control, the Disclosure Statement shall set forth, in reasonable detail, the nature of such contingencies and the manner in which such facts or events may influence such
Person's plans or intentions.   A listing of alternative courses of action which
may be pursued shall not constitute an adequate disclosure for the purposes of a Disclosure Statement unless the circumstances in which each such alternative would be relevant may reasonably be discerned from the disclosures provided.

      (j) "Distribution Date" shall have the meaning ascribed to it in Section 3 hereof.

      (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (l) "Exercise Price" shall mean the price to be paid by the holder of a Primary Right or a Secondary Right upon the exercise thereof, which price is set forth in Section 7(c) hereof with respect to Primary Rights and Section 8(c) with respect to Secondary Rights.

      (m) "Expiration Date" shall mean the Primary Right Expiration Date and the Secondary Right Expiration Date.

      (n) "Fair Offer" shall have the meaning ascribed to it in Section 27(b) hereof.

      (o) "Independent Director" shall mean a director of the Company who is not (i) an officer or employee of the Company or its Subsidiaries, or a relative of such officer or employee, or (ii) a 15% Person, a 25% Person, an Affiliate or Associate of such 15% Person or 25% Person, an officer, director or employee of any of the foregoing, or a relative or nominee of any of the foregoing. For purposes of this subsection (o), a director shall be deemed to be a "nominee" of a Person referred to in clause (ii) above if such director was elected to the Board of Directors of the Company by a vote of stockholders in which such director failed to receive the affirmative majority of the votes cast by Persons other than such Person, or if such director was appointed by the directors to fill a vacancy on the Board of Directors without the approval of a majority of the Independent Directors then in office.

      (p) "Person" shall mean any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act) or other entity, and shall include any successor (by merger or otherwise) of such entity.

      (q) "Preferred Share" shall mean one share of Series A Junior Participating Cumulative Preferred Stock, $0.01 par value per share, of the Company, which shall have the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A.

      (r) "Primary Right Distribution Date" shall have the meaning ascribed to it in Section 3(a) hereof.

      (s) "Primary Right Exercise Price" shall have the meaning ascribed to it in Section 7(c) hereof.

      (t) "Primary Right Expiration Date" shall mean the earlier of (i) December 19, 1998 or (ii) 60 days after the date upon which the Primary Rights first become exercisable.

      (u) "Primary Right Redemption Date" shall mean the date upon which the Primary Rights are redeemed pursuant to Section 26 or 27 hereof.

      (v) "Primary Right Redemption Price" shall have the meaning ascribed to it in Section 26(a) hereof.

      (w) "Record Date" shall have the meaning ascribed to it in the recitals hereto.

      (x) "Redemption Date" shall mean the date upon which the Primary rights and/or Secondary Rights are redeemed pursuant to Section 26 or 27 hereof.

      (y) "Redemption Price" shall have the meaning ascribed to it in Section 26(a) hereof.

      (z) "Secondary Right Distribution Date" shall have the meaning ascribed to it in Section 3(a) hereof.

      (aa) "Secondary Right Exercise Price" shall have the meaning ascribed to it in Section 8(c) hereof.

      (bb)  "Secondary Right Expiration Date" shall mean December 19, 1998.

      (cc) "Secondary Right Redemption Date" shall mean the date upon which the Secondary Rights are redeemed pursuant to Section 26 or 27 hereof.

      (dd) "Secondary Right Redemption Price" shall have the meaning ascribed to it in Section 26(a) hereof.

      (ee)  "Section 14(a)(ii) Event" shall have the meaning ascribed to it in
  Section 14(a)(ii) hereof.

      (ff)  "Section 16(a) Event" shall have the meaning ascribed to it in
  Section 16(a) hereof.

      (gg)  "Securities Act" shall mean the Securities Act of 1933, as amended.

      (hh) "Subsidiary" of any Person shall mean any corporation or other entity of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, by such Person.

      (ii) "Trading Day" shall mean, as to any stock or other security, a day on which the principal national securities exchange or NASDAQ on which such stock or other security is listed, quoted or admitted to trading is open for the transaction of business or, if such stock or other security is not listed, quoted or admitted to trading on any national securities exchange or NASDAQ, a Business Day.

      (jj) "Undertaking" shall mean a binding and enforceable written undertaking to the Company of any Person, in form reasonably satisfactory to the Company, containing the following provisions and covenants:

      (i) not to take any action to increase the number of Voting Shares Beneficially Owned by such Person to 25% or more of the total Voting Shares of the Company outstanding, except pursuant to a Fair Offer as described in
  Section 27 hereof or in a transaction approved by a majority, but not less than five, of the Independent Directors;

      (ii) for a period of three years, not to take any action, including such action as would increase the number of Voting Shares Beneficially Owned by such Person, which would cause any statement made in the Disclosure Statement of such Person to become untrue, cause there to be a material omission therein, or otherwise be inconsistent with the information therein, provided that such Person may subsequently execute and deliver to the Company a supplemental Disclosure Statement which amends the information provided pursuant to Section 1(i)(ii) and/or (iii) of this Agreement, in which case
  (aa) such Person shall not, during the period commencing on the date of delivery of such supplemental Disclosure Statement and ending on the twentieth Business Day thereafter, take any action which would increase the number of Voting Shares that are Beneficially Owned by such Person, and (bb) such Undertaking shall apply to such supplemental Disclosure Statement to the same extent that it applies to the original Disclosure Statement;

      (iii) for a period of three years, not to nominate or take any action to elect or cause to be elected or appointed to the Board of Directors of the Company more than one person who is not first approved by a majority, but not less than five, of the Independent Directors;

      (iv) for a period of three years, not to propose, encourage or participate in any transaction involving the Company and such Person or any of such Person's Affiliates or Associates which, if such Person or such Affiliate or Associate were a 25% Person at such time, would constitute a Section 14(a)(ii) Event or a Section 16(a) Event, unless such transaction is approved in advance by a majority, but not less than five, of the Independent Directors and, if stockholder approval or ratification is required for the consummation of such transaction, by the holders of a majority of the Voting Shares that are not Beneficially Owned by such Person or such Affiliate or Associate, as the case may be;

      (v) for a period of three years, not to sell or otherwise transfer in any manner, directly or indirectly, any Voting Shares or interest therein, or enter into any agreement or undertaking with respect to the foregoing, except:

           (1) sales of Voting Shares in a firm commitment underwritten public offering registered under the Securities Act, so long as best efforts are used, and the managing underwriter is instructed to use its best efforts, to achieve a broad public distribution of the Voting Shares, with the intention that no Person, together with its Affiliates or Associates, will Beneficially Own in excess of 1% of a class of Voting Shares then outstanding;

           (2) sales of Voting Shares in any "brokers' transactions" (within in the meaning of Rule 144 under the Securities Act) which do not exceed an aggregate of 1% of a class of Voting Shares then outstanding in any consecutive three-month period;

           (3) sales of Voting Shares in any tender offer or exchange offer either (A) by the Company or its Affiliates or (B) so long as not opposed by a majority of the Independent Directors of the Company, by any third party;

           (4) conversions; exchange or exercise of Voting Shares in accordance with their terms;

           (5) sales or transfers of Voting Shares in a merger or consolidation of the Company, or pursuant to a plan of liquidation of the Company; and

      (vi) that in the event of a breach of any provision of the Undertaking, the Company shall be entitled (in addition to any other remedy which may be available to it) to injunctive relief.

      (kk) "Voting Share" shall mean (i) a Common Share of the Company and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect to any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

      (ll) "15% Acquisition Date" shall mean the first date, after the date hereof, on which there is a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
  Section 13(d) of the Exchange Act) by the Company or a 15% Person that a Person has become a 15% Person.

      (mm) "15% Person" shall mean any Person which, together with all Affiliates and Associates of such Person, Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term, "15% Person," shall not include: (i) the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company or any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan; (ii) any Person if, at least 20 Business Days prior to the date upon which such Person would otherwise become a 15% Person, such Person delivered to the Company a fully completed and executed Disclosure Statement and a fully completed and executed Undertaking; (iii) any Person which would not otherwise by a 15% Person but for the acquisition of Voting Shares pursuant to a Fair Offer; (iv) Equitable of Iowa Companies (unless Equitable of Iowa Companies' ownership position in the Company subsequent to the date hereof is reduced to less than 15% of the Voting Shares through sale of the Voting Shares (and not as a result of dilution caused by issuance of additional Voting Shares by the Company) in which event Equitable of Iowa Companies shall thereafter be eligible to be included as a "15% Person"); and (v) PasoTex Corporation (provided that PasoTex

  Corporation's 15% or more ownership position results solely from the acquisition of Voting Shares pursuant to the terms of an Exchange Agreement, dated as of April 27, 1987, by and between the Company and PasoTex Corporation). In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (mm), Voting Shares which are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares which are not Beneficially Owned by such Person and which are subject to issuance upon the exercise or conversion of outstanding conversion rights, rights (other than Primary Rights or Secondary Rights), warrants or options shall not be deemed outstanding. Any determination made by the Independent Directors as to whether any Person is or is not a 15% Person shall be conclusive and binding upon the Rights Agent and all holder of Rights.

      (nn) "25% Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a 25% Person that a Person has become a 25% Person.

      (oo) "25% Person" shall mean any Person which, together with all Affiliates and Associates of such Person, Beneficially Owns 25% or more of the Voting Shares of the Company then outstanding; provided, however, that the term, "25% Person," shall not include: (i) the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, or any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan; (ii) any Person which would not otherwise be a 25% Person but for the acquisition of Voting Shares pursuant to a Fair Offer; and (iii) any Person which is not also a 15% Person and which, together with all Affiliates and Associates of such Person, Beneficially Owns less than 25% of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (oo), Voting Shares which are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares which are not Beneficially Owned by such Person and which are subject to issuance upon the exercise or conversion of outstanding conversion rights, rights (other than Primary Rights or Secondary Rights), warrants or options shall not be deemed outstanding. Any determination made by the Independent Directors as to whether any Person is or is not a 25% Person shall be conclusive and binding upon the Rights Agent, all holders of Primary Rights and all holders of Secondary Rights.

  Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
              ---------------------------
Rights Agent to act as agent for the Company, in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Company shall provide 15 days prior notice to the Rights Agent before appointing a Co-Rights Agent and, anything to the contrary contained herein notwithstanding, the Rights Agent may resign during that 15 day period, effective immediately.

Section 3.  Issuance of Right Certificates.
            ------------------------------

      (a) The "Distribution Date" of the Primary Rights (the "Primary Rights Distribution Date") shall be the date after the date hereof, which is a 10 Business Days (which may be extended by the Independent Directors as set forth below) after the 15% Acquisition Date, except as described below. At any time prior to the Distribution Date of the Primary Rights, a majority of the Independent Directors may, at their option, determine that the Distribution Date of the Primary Rights will not be in effect in accordance with this Section 3(a) hereof if a person became a 15% Person as a result of purchasing Voting Shares directly from the Company pursuant to a written agreement with the Company. The "Distribution Date" of the Secondary Rights (the "Secondary Rights Distribution Date") shall be the first Business Day after the (i) 25% Acquisition Date or,
(ii) the date of the commencement of (other than by the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) a tender offer (other than a Fair Offer) or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person, together with its Affiliates and Associates, of 25% or more of the outstanding Common Shares.

      (b) Until a Distribution Date, (i) the Rights shall be represented by certificates for Common Shares (all of which certificates for Common Shares shall be deemed to be Rights Certificates), and not be separate Rights Certificates, (ii) the record holder the Common Shares represented by each of such certificates shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares. Until the earliest of a Distribution Date, a Redemption Date or an Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights represented thereby.

      (c) As soon as practicable after a Distribution Date, and after notification by the Company, the Rights Agent shall send by first-class, insured, postage-prepaid mail to each record holder of Common Shares, as of the Close of Business on such Distribution Date, at the address of such holder shown on the records of the Company, a Primary Right Certificate substantially in the Form of Exhibit B hereto or a Secondary Right Certificate substantially in the form of Exhibit C hereto, as the case may be, representing one Primary Right or one Secondary Right for each Common Shares so held. Notwithstanding the foregoing, the Rights Agent shall not send Right Certificates representing Primary Rights to any 15% Person or 25% Person or its Affiliates or Associates which Person or Persons are identified by the Company as such or to any other Person if the Common Shares held by such Person are Beneficially Owned by a 15% Person or 25% Person or its Affiliates or Associates which person or persons are identified by the Company as such. As of a Distribution Date, the Rights distributed shall be represented solely by such Right Certificates and may only be transferred to by the transfer of such Right Certificates, and the holders of such Right Certificates as listed in the records of the Company or any transfer agent or registrar for such Rights shall be the record holders of such Rights. Any determination made by the Company's Board of Directors as to whether any Common Shares are or were Beneficially Owned at any time by a 15% Person, a 25% Person, or any of their respective Affiliates or Associates shall be conclusive and binding upon the Rights Agent and all holders of Rights.

  (d) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of a Summary of the Rights in substantially the form attached hereto as Exhibit D by first-class, postage-prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

  (e) Certificates for Common Shares issued at any time after the Record Date and for so long as the Distribution Date for either the Primary Rights or the Secondary Rights has not occurred, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

        This certificate also represents Rights which entitle the holder hereof to certain rights as set forth in a Rights Agreement by and between Commercial Federal Corporation and Manufacturers Hanover Trust Company as Rights Agent, dated as of December 19, 1988 (the "Rights Agreement"), the terms, conditions and limitations of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Commercial Federal Corporation. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. Commercial Federal Corporation shall mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor.

        Certificates for all other Common Shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

        This certificate does not represent any Right issued pursuant to the terms of a Rights Agreement by and between Commercial Federal Corporation and Manufacturers Hanover Trust Company, as Rights Agent, dated as of December 19, 1988.

  Section 4.  Form of Right Certificates.  The Right Certificates (and the forms
              --------------------------
of election to purchase Common Shares or Preferred Shares, as the case may be, and of assignment to be printed on the reverse thereof), when, as and if issued,
(i) as to Primary Rights, shall be substantially the same as Exhibit B hereto, and (ii) as to Secondary Rights, shall be substantially the same as Exhibit C hereto, and may have such marks or identification or designation and such legends, summaries or endorsements printed thereof as the

Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or NASDAQ on which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, admitted for trading or quoted, or to conform to usage. Subject to
Section 24 hereof with respect to Secondary Rights, the Rights Certificates, whenever issued, which are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the relevant Distribution Date, shall be dated as of such Distribution Date.

     Section 5.  Countersignature and Registration.
                 ---------------------------------

          (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who at the actual date of such execution shall be a proper officer of the Company to sign such Right Certificate, even though such Person was not such an officer at the date of the execution of this Agreement.

          (b) Following a Distribution Date, the Rights Agent shall keep or cause to be kept at its office books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights represented on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of Right
                 -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
---------------------------------------------------------------------

          (a) Subject to the provisions of Section 6(c), 7(d), 8(d) and 17 hereof, at any time after the Close of Business on a Distribution Date, and so long as the Rights represented by separate Right Certificates remain outstanding, Right Certificates representing such Rights may be transferred, split up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent with the form of assignment on the reverse side thereof endorsed or with a written instrument of transfer in form satisfactory to the Company and the Rights Agent enclosed with such Right Certificates executed by the registered holder thereof or such holder's attorney authorized in writing, and with such signature guaranteed. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto one or more Right Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agents of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Rights Certificate if mutilated, the Company shall issue and deliver to the Rights Agent for delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

          (c) Notwithstanding anything to the contrary in this Section 6, the Rights Agent shall not countersign and deliver a Right Certificate to any Person if the Company notifies the Rights Agent that such Right Certificate represents, or would represent when held by such Person, Rights that had become or would become null and void pursuant to Sections 7(d) or 8(d) hereof.

     Section 7.  Exercise of Primary Rights.
                 --------------------------

          (a) Until the Primary Right Distribution Date, no Primary Right may be exercised.

          (b) Subject to Section 9(b) and the other provisions of this Agreement, at any time after the Primary Right Distribution Date, the registered holder of any Primary Right Certificate, other than a Primary Right Certificate representing Primary Rights Beneficially Owned by a 15% Person or its Affiliate or Associates at any time on or after the 15% Acquisition Date, may exercise the Primary Rights represented thereby in whole or in part upon surrender of such Primary Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent at Manufactures Hanover Trust Company, 450 West Thirty-Third Street, New York, New York 10001, Attention: Reorganization Department, together with payment of the Primary Right Exercise Price with respect to each Primary Right exercised, at or prior to the Close of Business on the earlier of (i) the Primary Right Expiration Date or (ii) the Primary Right Redemption Date.

          (c) The number of Common Shares to be received upon the exercise of an exercisable Primary Right and payment of the Primary Right Exercise

     Price shall be equal to a fraction, the numerator of which is 50% of the number of Common Shares outstanding on the 15% Acquisition Date, and the denominator of which is the number of Primary Rights outstanding on the 15% Acquisition Date that are not Beneficially Owned by the 15% Person or its Affiliates or Associates. The Primary Right Exercise Price for the exercise of each Primary Right shall be equal to the product of (x) 20% of the Current Market Price per Common Share on the 15% Acquisition Date, multiplied by (y) the number of Common Shares to be received upon the exercise of an exercisable Primary Right and payment of the Primary Right Exercise Price. The Primary Right Exercise Price shall be payable in lawful money of the United States of America in accordance with Section 9(a) hereof.

          (d) Notwithstanding anything in this Agreement to the contrary, on and after the Primary Right Distribution Date, any Primary Rights that are or were Beneficially Owned by a 15% Person or any of its Affiliates or Associates at any time on or after such date shall become null and void and any holder of such Primary Rights (whether or not such holder is a 15% Person or its Affiliate or Associate) shall thereafter have no right to exercise such Primary Rights under any provision of this Agreement.

          (e) In lieu of issuing Common Shares in accordance with the foregoing provisions of this Section 7, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Primary Rights (and, in the event that the number of Common Shares of the Company which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Primary Rights are not sufficient to permit the exercise in full of the Primary Rights in accordance with this Section 7, the Company shall), with respect to each Primary Right, make adequate provision to substitute for all or a portion of the Common Shares that would otherwise be issuable upon the exercise thereof and payment of the Primary Right Exercise Price (i) cash, (ii) other equity securities of the Company (including, without limitation, preferred shares or units or preferred shares having the same value as Common Shares, (iii) debt securities of the Company, (iv) other assets or
     (v) any combination of the foregoing, in each case having an aggregate value determined by the Company's Board of Directors to be equal to the Common Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this
     Section 7, such action shall apply uniformly to all outstanding Primary Rights.

     Section 8.  Exercise of Secondary Rights.
                 ----------------------------

          (a) Until the Secondary Right Distribution Date, no Secondary Right may be exercised except as provided in Section 14 and 16 hereof.

          (b) Subject to Section 9(b) and the other provisions of this Agreement, the registered holder of any Secondary Right Certificate may exercise the Secondary Rights represented thereby in whole or in part at any time after the Secondary Right Distribution Date upon surrender of such Secondary Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent at Manufacturers Hanover Trust Company, 450 West Thirty-Third Street, New York, New York 10001, Attention: Shareholder Services, together with payment of the Secondary Right Exercise Price with respect to each Secondary Right exercised, at or prior to the Close of Business on the earlier of (i) the Secondary Right Expiration Date or (ii) the Secondary Right Redemption Date.

          (c) The Secondary Right Exercise Price for the exercise of each Secondary Right shall initially be [$42.00] per one hundredth of a share of Preferred Shares and shall be payable in lawful money of the United States of America in accordance with Section 9(a) hereof. The Secondary Right Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 14(a)(ii) Event or a Section 16(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Secondary Right shall be subject to adjustment from time to time as provided in Sections 14 and 16 thereof.

          (d) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Section 14(a)(ii) Event or a Section 16(a) Event, any Secondary Rights that are or were Beneficially Owned by a 25% Person or any Affiliate or Associate of a 25% Person at any time on or after the Secondary Right Distribution Date shall become null and void and any holder of such Secondary Rights (whether or not such holder is a 25% Person or an Affiliate or Associate of a 25% Person) shall thereafter have no right to exercise such Secondary Rights under any provision of this Agreement. Any Secondary Right Certificate issued pursuant to Section 3 hereof that represents Secondary Rights Beneficially Owned by a 25% Person or any Affiliate or Associate of a 25% Person, and any Secondary Right Certificate issued at any time upon the transfer of any Secondary Rights to a 25% Person or any Affiliate or Associate of a 25% Person or to any nominee of the foregoing, and any Secondary Right Certificate issued pursuant to
     Section 6 or Section 14 hereof upon the transfer, exchange, replacement or adjustment of any other Secondary Right Certificate referred to in this sentence, shall or shall be deemed to contain the following legend:

          The Secondary Rights represented by this Secondary Right Certificate were issued to a Person who was a 25% Person or an Affiliate or an Associate of a 25% Person (as such terms are defined in the Rights Agreement). This Secondary Right Certificate and the Secondary Rights represented hereby may become void in the circumstances specified in Sections 8(d), 14(a)(ii) and 16(a) of the Rights Agreement.

     Any determination made by the Board of Directors as to whether a proposed transaction is or is not a transaction described in Section 14(a)(ii)(A)(3) or Section 14(a)(ii)(A)(5) hereof shall be conclusive and binding upon the Rights Agent and all holders of Rights.

    Section 9.  Mechanics of Exercise.
                ---------------------

          (a) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 11 hereof by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares, Preferred Shares and/or other securities, certificates for the number of Common Shares, Preferred Shares and/or other securities, as the case may be, to be purchased, and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, and/or, as provided in Section 17 hereof with respect to Preferred Shares, requisition from the depository agent described therein depository receipts representing such number of one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid pursuant to
     Section 7(e) hereof or in lieu of issuance of fractional shares in accordance with Section 17 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (b) Notwithstanding the foregoing provisions of this Section 9, the exercisability of the Rights shall be suspended for such period as shall reasonably be necessary for the Company to register or qualify under the Securities Act and any applicable securities law of any jurisdiction the Common Shares, Preferred Shares and/or other securities, as the case may be, to be issued pursuant to the exercise of the Rights; provided, however, that nothing contained in this Section 9 shall relieve the Company of its obligations under Section 11(c) hereof. The Company shall notify the Rights Agent of the commencement and termination of such suspension pursuant to this Section 9(b).

          (c) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 17 hereof.

     Section 10.  Cancellation and Destruction of Right Certificates.  All Right
                  --------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 11.  Reservation and Availability of Capital Shares.
                  ----------------------------------------------

          (a) The Company covenants and agrees that it shall keep available out of its authorized and unissued securities (or out of its authorized and issued securities held in its treasury), the number of such securities as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

          (b) In the event that any securities issuable upon the exercise of Rights are listed on any national securities exchange or quoted on NASDAQ, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange or quoted on NASDAQ upon official notice of issuance upon such exercise.

          (c) If necessary to permit the issuance of securities pursuant to the Rights, the Company shall use its best efforts, from and after a Distribution Date, to register or qualify such securities under the Securities Act and any applicable securities law and to keep such registration effective until the earlier of the Redemption Date of the Expiration Date.

          (d) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all securities delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

          (e) The Company further covenants and agrees that it shall pay when due and payable any and all federal and state taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax shall have been paid (any such tax or governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or governmental charge is due.

          (f) With respect to Common Shares and/or other securities issuable following the occurrence of a Section 14(a)(ii) Event, the foregoing covenants shall be applicable only following the occurrence of such Section 14(a)(ii) Event.

     Section 12.  Securities Record Date. Each Person in whose name any
                  ----------------------
certificate for securities of the Company is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and any applicable taxes or governmental charge) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

     Section 13.  Adjustment of Number of Shares Issuable Upon Exercise of
                  --------------------------------------------------------
Primary Rights.
--------------

          (a) In the event that, at any time after the Close of Business on the Primary Right Distribution Date and prior to the Close of Business on the earlier of the Primary Right Redemption Date or the Primary Right Expiration Date, the Company shall (i) declare or pay any dividend on or make any distribution with respect to the Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares, (iv) consolidate with or merge with or into any other Person (whether or not the Company shall be the continuing or surviving corporation in such merger) and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or (v) issue any of its securities in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger), then and in each such event, the number and kind of securities or other property, as the case may be, issuable upon the exercise of a Primary Right on such date shall be proportionately adjusted so that the holder of any Primary Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Primary Right Exercise Price, the aggregate number and kind of securities or other property, as the case my be, which, if such Primary Right had been exercised immediately prior to such date and at a time when such Primary Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such event.

          (b) If, as a result of an adjustment made pursuant to Section 13(a) hereof, the holder of any Primary Right thereafter exercised shall become entitled to receive any securities of the Company other than Common Shares, the number of such other securities so receivable upon exercise of any Primary Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Shares, contained in this Section 13, and the provisions of Sections 7, 11, and 12 hereof shall apply on like terms to any such other securities.

          (c) Before taking any action that would cause the product of the number of Common Shares purchasable upon exercise of a Primary Right multiplied by the then par value per Common Share to be less than the Primary Right Exercise Price, the Company shall take any corporate action which may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable securities upon payment of the Primary Right Exercise Price.

          (d) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of securities that may be purchased upon exercise of one Primary Right, in addition to those adjustments expressly required by this Section 13, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, or (ii) dividends on Common Shares payable in Common Shares, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

     Section 14.  Adjustment of Secondary Right Exercise Price, Number of Shares
                  --------------------------------------------------------------
Issuable Upon Exercise of Secondary Rights or Number of Secondary Rights.  The
------------------------------------------------------------------------
Secondary Right Exercise Price, the number and kind of securities which may be purchased upon exercise of a Secondary Right and the number of Secondary Rights outstanding are subject to adjustment from time to time as provided in this
Section 14.

          (a)(i) In the event that the Company shall at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any of its securities in a reclassification or the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then and in each such event, the Secondary Right Exercise Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or other securities, as the case may be, issuable upon the exercise of a Secondary Right on such date, shall be proportionately adjusted so that the holder of any Secondary Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Secondary Right Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, which, if such Secondary Right had been exercised immediately prior to such date and at a time when such Secondary Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 14(a)(i) and Section 14(a)(ii) hereof, the adjustment provided for in this Section 14(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 14(a)(ii) hereof.

          (ii) In the event (a "Section 14(a)(iii) Event") that, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date:

            (A) any 25% Person or any Affiliate or Associate of any 25% Person directly or indirectly, shall

                (1) Merge into the Company or any of its Subsidiaries or
            otherwise consolidate or combine with the Company or any of its Subsidiaries, and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger, consolidation or combination and the Common Shares of the Company shall remain outstanding and unchanged,

                (2) in one or more transactions, transfer any assets to the
            Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional share of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution by the Company or any of its Subsidiaries to all holders of such shares of any class of capital stock),

                (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries, assets, including securities, either (1) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's length negotiation with an unaffiliated third party or (2) for reasons which are otherwise not in the best interests of the Company,

                (4) receive any compensation from the Company or any Subsidiary of the Company other than compensation for employment, or fees for serving as a director, at rates inconsistent with the past practices of the Company (or its Subsidiaries), or

                (5) receive the benefit, directly or indirectly (except
            proportionately as a stockholder or upon terms and conditions not less favorable than the Company or such Subsidiary would be able to obtain in arm's length negotiation with an unaffiliated third party), of any loans, advances, guarantees, pledges or other tax advantage provided by the Company or any of its Subsidiaries;

         (B) there shall be, during such time as there is a 25% Person, any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving a 25% Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is Beneficially Owned by a 25% Person or any Affiliate or Associate of a 25% Person; or

         (C) any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), together with its Affiliates and Associates, shall become the Beneficial Owner of 25% or more of the Common Shares then outstanding (except pursuant to a transaction referred to in Section 16(a) hereof);

then, and in each such case, proper provision shall be made so that except as provided in Section 8(d) hereof, each holder of a Secondary Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Secondary Right Exercise Price, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then current Secondary Right Exercise Price by the then number of one-hundredths of a Preferred Share for which a Secondary Right was exercisable (or would have been exercisable if the Secondary Right Distribution Date had occurred) immediately prior to the first occurrence of a
Section 14(a)(ii) Event, and dividing that product by 50% of the Current Market Price (determined pursuant to Section 14(d) hereof) of a Common Share on the date of occurrence of the relevant Section 14(a)(ii) Event (such number of shares being hereinafter referred to as the "Adjustment Shares"). Successive adjustments shall be made pursuant to this paragraph each time a Section 14(a)(ii) Event occurs.

    (iii) In lieu of issuing Common Shares in accordance with Section 14(a)(ii) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Secondary Rights (and, in the event that the number of Common Shares which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Secondary Rights are not sufficient to permit the exercise in full of the Secondary Rights in accordance with Section 14(a)(ii) hereof, the Company shall), with respect to each Secondary Right, make adequate provisions to substitute for all or a portion of the Adjustment Shares which would otherwise be issuable upon the exercise thereof and payment of the Secondary Right Exercise Price (A) cash, (B) other equity securities of the Company (including, without limitation, preferred shares or units of preferred shares having the same value as Common Shares ("Common Share Equivalents")), (C) debt securities of the Company, (D) other assets or (E) any combination of the foregoing, in each case having an aggregate value equal to the Adjustment Shares for which substitution is made. Subject to
Section 8(d) hereof, in the event that the Company takes any action pursuant to this Section 14(a)(iii), such action shall apply uniformly to all outstanding Secondary Rights.

    (b) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date, fix a record date prior to the earlier of the Secondary Right Redemption Date or Secondary Right Expiration Date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Preferred Share Equivalents")) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then the Secondary Right Exercise price to be in effect after such record date shall be determined by multiplying the Secondary Right Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment to the Secondary Right Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Secondary Right Exercise Price shall be adjusted to the Secondary Right Exercise Price which would then be in effect if such record date had not been fixed.

    (c) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidence of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 14(b) hereof), the Secondary Right Exercise Price to be in effect after such record date shall be determined by multiplying the Secondary Right Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the difference of the Current Market Price per Preferred Share on such record date minus the fair market value of the portion of the assets or evidences of indebtedness to be so distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be equal to such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Secondary Right Exercise Price shall be adjusted to be the Secondary Right Exercise Price which would then be in effect if such record date had not been fixed.

    (d) For the purpose of any computation under this Section 14, if the Preferred Shares are not publicly held or so listed and traded, the "Current Market Price" per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share multiplied by one hundred.

    (e) No adjustment in the Secondary Right Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Secondary Right Exercise Price; provided, however, that any adjustments which by reason of this Section 14(e) are not required to be made shall be cumulated and taken into account in any subsequent adjustment. All calculations under this Section 14 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share of one-millionth of a Preferred Share, as the case may be.

    (f) If, as a result of an adjustment made pursuant to Section 14(a) hereof, the holder of any Secondary Right thereafter exercised shall become entitled to receive any securities of the Company other than Preferred Shares, the number of such other securities so receivable upon exercise of any Secondary Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this Section 14, and the provisions of Sections 8, 11, 12, and 16 hereof with respect to Preferred Shares shall apply on like terms to any such other securities.

    (g) All Secondary Rights originally issued by the Company subsequent to any adjustment made to the Secondary Right Exercise Price hereunder shall represent the right to purchase, at the adjusted Secondary Right Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Secondary Rights, all subject to further adjustment as provided herein.

    (h) Unless the Company shall have exercised its election as provided in
Section 14(i) below, upon each adjustment of the Secondary Right Exercise Price as a result of the calculations made in Section 14(b) and

(c) hereof, each Secondary Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Secondary Right Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Secondary Right immediately prior to such adjustment of the Secondary Right Exercise Price by (ii) the Secondary Right Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Secondary Right Exercise Price in effect immediately after such adjustment.

    (i) The Company may elect, on or after the date of any adjustment of the Secondary Right Exercise Price, to adjust the number of Secondary Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Secondary Right. Each of the Secondary Rights outstanding after such adjustment of the number of Secondary Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Secondary Right was exercisable immediately prior to such adjustment. Each Secondary Right held of record prior to such adjustment of the number of Secondary Rights shall become that number of Secondary Rights (calculated to the nearest one ten-thousands) obtained by dividing the Secondary Right Exercise Price in effect immediately prior to the adjustment of the Secondary Right Exercise Price by the Secondary Right Exercise Price in effect immediately after such adjustment of the Secondary Right Exercise Price. The Company shall make a public announcement of its election to adjust the number of Secondary Rights pursuant to this Section 14(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Secondary Right Exercise Price is adjusted or any day thereafter, but, if separate Secondary Right Certificates have been issued, it shall be at least 10 days after the date of such public announcement. If separate Secondary Right Certificates have been issued, upon each adjustment of the number of Secondary Rights pursuant to this Section 14(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Secondary Right Certificates on such record date Secondary Right Certificates representing, subject to Section 17 hereof, the additional Secondary Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holders of record in substitution and replacement for the Secondary Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company, new Secondary Right Certificates representing all the Secondary Rights to which such holders shall be entitled after such adjustment. Secondary Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Secondary Right Exercise Price) and shall be registered in the names of the holders of record of Secondary Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Secondary Right Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Secondary Right, the Secondary Right Certificates theretofore and thereafter issued may continue to express the Secondary Right Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Secondary Right which were expressed in the initial Secondary Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Secondary Right Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Secondary Rights, the Company shall take any corporate action which may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Secondary Right Exercise Price.

         (l) In any case in which this Section 14 shall require that an adjustment in the Secondary Right Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Secondary Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Secondary Right Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 14 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Secondary Right, and such further adjustments in the Secondary Right Exercise Price, in addition to those adjustments expressly required by this
    Section 14, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to Section 14(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

    Section 15.  Certificate of Adjusted Secondary Right Exercise Price or
                 ---------------------------------------------------------
Number of Shares Issuable Upon Exercise of Primary Rights or Secondary Rights.
-----------------------------------------------------------------------------
Whenever an adjustment is made as provided in Section 13, 14, or 16 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Right affected by such adjustment in accordance with
Section 29 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. Any adjustment to be made pursuant to Section 13, 14 or 16 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent may rely on absence of notice as proof that no adjustment pursuant to this Section 15 has been made.

    Section 16.  Consolidation, Merger, or Sale or Transfer of Assets or Earning
                 ---------------------------------------------------------------
Power.
-----

         (a) In the event (a "Section 16(a) Event") that, after the 25% Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than any employee benefit plan of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (y) any Person (other than any employee benefit plan of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or
    (z) the Company and/or any one or more of its Subsidiaries shall sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries (such Persons, together with the Persons described in clauses (x) and (y) above shall be collectively referred to in this Section 16 as the "Surviving Person"), then, and in each such case, proper provision shall be made so that:

              (i) except as provided in Section 8(d) hereof, each holder of a Secondary Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Secondary Right Exercise Price, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person as shall be equal to a fraction, the numerator of which is the product of the then current Secondary Right Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Secondary Right immediately prior to the first Section 14(a)(ii) Event (or, if a Section 14(a)(ii) Event has occurred prior to the first Section 16(a) Event, the product of the number of such one-hundredths of a Preferred Share purchasable upon the exercise of a Secondary Right (or which would have been so purchasable if the Secondary Right Distribution

         Date had occurred) immediately prior to the first Section 14(a)(ii) Event, multiplied by the Secondary Right Exercise Price in effect immediately prior to such Section 14(a)(ii) Event), and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such Section 14(a)(ii) Event;

              (ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties and the Company pursuant to this Agreement;

              (iii) the term, "Company," shall thereafter be deemed to refer to the Surviving Person; and

              (iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 11 hereof applicable to the reservation of Common Shares) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of Secondary Rights.

         (b) Notwithstanding the foregoing, if the Section 16(a) Event is the sale or transfer of one or more transactions of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as a fraction of each of the Secondary Rights equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the obligations of the Company as to the remaining fraction of each of the Secondary Rights shall continue to be the obligations of the Company.

         (c) The Company shall not consummate a Section 16(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 16(a) Event, assume this Agreement in accordance with Section 16 hereof, and that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Secondary Rights have been waived and that such Section 16(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 16(a) Event, such Surviving Person shall:

              (i) prepare and file a registration statement under the Securities Act with respect to the Secondary Rights and the securities purchasable upon exercise of the Secondary Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date, and similarly comply with applicable state securities laws;

              (ii) use its best efforts to list (or continue the listing of) the Secondary Rights and the securities purchasable upon exercise of the Secondary Rights on a national securities exchange, or use its best efforts cause the Secondary Rights and such securities to meet the eligibility requirements for quotation on the NASDAQ; and

              (iii) deliver to holders of the Secondary Rights historical financial statements for such Surviving Person which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         (d) In the event that at any time after the occurrence of a Section 14(a)(ii) Event some or all of the Secondary Rights shall not have been exercised pursuant to Section 14 hereof prior to the date of a Section 16(a) Event, such Secondary Rights shall thereafter be exercisable only in the manner described in Section 16(a) hereof (without taking into account any prior adjustment required by Section 14(a)). In the event that a Section 14(a)(ii) Event occurs on or after the date of a Section 16(a) Event, Secondary Rights shall thereafter be exercisable only in the manner described in Section 16(a) hereof (without taking into account any prior adjustment required by Section 14(a)). In the event that a Section 14(a)(ii) Event occurs on or after the date of a Section 16(a) Event, Secondary Rights shall not be exercisable pursuant to Section 14 hereof but shall instead be exercisable pursuant to, and only pursuant to, this Section 16.

         (e) The provisions of this Section 16 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 16(a) Event.

    Section 17.  Fractional Rights and Fractional Shares.
                 ---------------------------------------

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which represent fractional Rights. If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Value of a whole Primary Right or Secondary Right, as the case may be. For the purposes of this Section 17(a), the Current Market Value of a whole Right shall be the Closing Price per Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

         (b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares (other than fractions which are integral multiples or one one-hundredth of a Preferred Share) upon exercise of

    Rights, or to distribute certificates which represent fractional Common Shares or Preferred Shares (other than fractions which are integral multiples or one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares. If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall pay to the registered holders of Right Certificates with respect to which such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Value of a whole Common Share or Preferred Share, as the case may be. For purposes of this Section 17(b), the Current Market Value of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Rights or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 17.

    Section 18.  Rights of Action.  All rights of action in respect of this
                 ----------------
Agreement, except the rights of action given to the Rights Agent under Section 21 hereof, are vested in the respective registered holders of the Right Certificates and certificates for Common Shares representing Rights, and any registered holder of any Right Certificate and of such certificate for Common Shares, without the consent of the Rights Agent or of the holder of any other Right Certificate or any other certificate for Common Shares may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Right Certificate or by such certificate for Common Shares in the manner provided in such Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have any adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of the Company under this Agreement.

    Section 19.  Agreement of Right Holders.  Every holder of a Right,  by
                 --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

         (a) prior to Distribution Date, the Rights shall be represented by certificates for Common Shares, registered in the name of the holders of such Common Shares (which certificates for Common Shares shall also constitute Right Certificates) and each Right shall be transferable only in connection with the transfer of such Common Shares;

         (b) after a Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificate by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

    Section 20.  Right Holder and Right Certificate Holder Not Deemed a
                 ------------------------------------------------------
Stockholder.  No holder, as such, of any Right or Right Certificate shall be
-----------
entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 28 hereof), or to receive dividends or subscription rights, or otherwise, until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

    Section 21.  Concerning the Rights Agent.
                 ---------------------------

         (a) The Company agrees to pay to the Rights Agent as compensation for all services rendered by it hereunder reasonable and customary fees and expenses. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

         (b) The Rights Agent is authorized to rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in Section 23 hereof.

     Section 22.  Merger or Consolidation or Change of Name of Rights Agent.
                  ---------------------------------------------------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 24 hereof. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force and effect provided in such Right Certificates, and in this Agreement.

          (b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in such Right Certificates and in this Agreement.

     Section 23.  Duties of Rights Agent.  The Registered Agent's duties are
                  ----------------------
only as expressly set forth herein and no implied duties or obligations shall be read into this agreement against the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

          (b) Whenever in the administration or performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter

     (unless other evidence in respect thereof be herein specifically prescribed) shall be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and any such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any liability or responsibility in respect of the legality, enforceability or validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the legality, enforceability or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Sections 7(d) or 8(d)), or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 9, 13, 14, 16 and 26 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice from the Company that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares of the Company or Preferred Shares or other securities to be issued pursuant to this Agreement or any, Right Certificate, or as to whether any Common Shares of the Company or Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions, directions or advice with respect to the administration or performance of its duties hereunder from any one of the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice, instructions, directions or advice in connection with such administration of its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer, employee agent, contractor or affiliate of the Rights Agent may buy, sell or deal in any of the Rights of other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent and any stockholder, director, officer, employee, contractor or affiliate of the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

     Section 24.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate or may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States so long as such corporation is authorized to do business as a banding institution in the State of Nebraska or New York), in good standing, having an office in the States of Nebraska or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it has been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to appoint a successor Rights Agent or to give any notice provided in this Section 24, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 25.  Issuance of New Secondary Right Certificates. Notwithstanding
                  --------------------------------------------
any of the provisions of this Agreement or of the Secondary Rights to the contrary, the Company may, at its option, issue new Secondary Right Certificates representing Secondary Rights in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Secondary Right Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Secondary Rights in accordance with the provisions of this Agreement.

     Section 26.  Redemption of Rights.
                  --------------------

          (a) Until the Rights become nonredeemable, as set forth below, a majority of the Independent Directors may, at their option, redeem (i) all, but not less than all, of the than outstanding Primary Rights at a redemption price of $0.01 per Primary Right, (ii) all, but not less than all, of the then outstanding Secondary Rights at a redemption price of $0.01 per Secondary Right, or (iii) all, but not less than all, of then outstanding Rights in their entirety (Primary Rights and Secondary Rights) at a redemption price of $0.02 per unit of Primary and Secondary Rights as such redemption prices may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption prices being hereinafter referred to, respectively, as the "Redemption Price"). The Primary Rights will become nonredeemable on the Primary Right Distribution Date. The Secondary Rights will become nonredeemable on the 25% Acquisition Date and the Company shall notify the Rights Agent of such event.

          (b) In the event that, following the occurrence of the 25% Acquisition Date with respect to Secondary Rights under subparagraph (a) of this Section 26, to the extent that the Secondary Rights have not been exercised, but prior to any Section 14(a)(ii) Event or Section 16(a) Event,
     (i) a Person who is a 25% Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction, or a series of transactions (not directly or indirectly involving a purchase by the Company or any of its Subsidiaries), which did not result in the occurrence of a Section 14(a)(ii) Event or Section 16(a) Event, such that such Person thereafter Beneficially Owns less than 15% of the outstanding Common Shares of the Company, and (ii) there are no 25% Persons immediately following the consummation of such transaction or transactions, then the right of redemption provided in subparagraph (a) of this Section 26 with respect to Secondary Rights shall be reinstated, and thereafter all outstanding Secondary Rights shall again be subject to the provisions of this Section 26.

          (c) Immediately upon the action of a majority of the Independent Directors ordering the redemption of Rights pursuant to subsection (a) of this Section 26, or at such time and date thereafter as they may specify, and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of the holders of such Rights shall be to received the applicable Redemption Price. Within 10 Business Days after the action of a majority of the Independent Directors ordering the redemption of Rights pursuant to subsection (a) of this Section 26, the Company shall give notice of such redemption to the Rights Agent and to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent, or if prior to the Distribution Date for such Rights, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in this Section 26, an other than in connection with the purchase of Common Shares prior to both the Distribution Dates.

     Section 27.  Certain Cash Tender Offers.
                  --------------------------

          (a) In the event that the Company shall at any time hereinafter receive a Cash Tender Offer Proposal from any Prospective Offeror, the Board of Directors of the Company shall, within 15 Business Days thereafter, at its option, either (i) engage a nationally recognized investment banking firm to render an opinion as to whether the price per Voting Share in cash to be paid to the holders of Voting Shares pursuant to such Cash Tender Offer Proposal is fair and adequate (the "Fairness Opinion"), which Fairness Opinion shall be delivered to the Board of Directors within 20 Business Days after such engagement, or (ii) call a special meeting of stockholders (the "Special Meeting") for the purpose of voting on a precatory resolution requesting the Board of Directors to accept such Cash Tender Offer Proposal as such Cash Tender Offer Proposal may be amended or revised by such Prospective Offeror from time to time to increase the price per Voting Share in cash to be paid to the holders of Voting Shares (the "Resolution"). The Special Meeting, if any, shall be held on a date selected by the Board of Directors, which date shall be not less than 90 nor more than 120 days after the later of the date such Cash Tender Offer Proposal is received by the Company (the "Proposal Date") or the date of any previously scheduled meeting of stockholders to be held within 60 days after the Proposal Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a precatory resolution with respect to another Cash Tender Offer Proposal and
     (y) the Proposal Date shall be not later than 15 days after the date such other Cash Tender Offer Proposal was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting and such meeting shall be deemed to be the Special Meeting. The Board of Directors shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting, if any, in accordance with the Company's Articles of Incorporation and Bylaws and with applicable law. At the request of the Prospective Offeror, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting, if any, proxy soliciting material submitted by the Prospective Offeror; provided, however, that the Prospective Offeror shall by written agreement with the Company contained in or delivered with such request have indemnified the Company against any and all liabilities resulting from the misstatements, misleading statements and omissions contained in the Prospective Offeror's proxy soliciting material and shall have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material.

          (b) In the event that (x) the Fairness Opinion states that the price per Voting Share to be paid in cash to the holders of Voting Shares pursuant to the Cash Tender Offer Proposal is fair and adequate, or (y) at the Special Meeting the Resolution receives the affirmative vote of the majority of the Voting Shares outstanding as of the record date of the Special Meeting and not Beneficially Owned on such day by the Prospective Offeror or any of its Affiliates or Associates, then (i) proper provision shall be made in order that upon the consummation of any tender offer (provided that such tender offer is consummated prior to 60 date after the date of such event) pursuant to which the Prospective Offeror or offers o purchase and purchases any and all of the Voting Shares held by Persons other than the Prospective Offeror or and its Affiliates and Associates at a price per Voting Share in cash equal to or greater than the price per Voting Share provided in the Cash Tender Offer Proposal (a "Fair Offer"), each previously unexercised Right shall be redeemed in accordance with
     Section 26 hereof, effective immediately prior thereto, and (ii) neither the commencement of, nor the first public announcement of the intent of any Person to commence, such tender offer shall be taken into account in determining whether the Secondary Right Distribution Date has or has not occurred, nor shall the acquisition of Common Shares pursuant to such tender offer be taken into account in determining whether the 15% Acquisition Date or the 25% Acquisition Date or a Section 14(a)(ii) Event has or has not occurred. The redemption of Rights pursuant to this Section 27 shall not in any way affect the exercisability of such Rights prior to the effective time of such redemption.

          (c) Nothing contained in this Section 27 shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Cash Tender Offer Proposal, or to recommend that holders of Voting Shares reject any Cash Tender Offer Proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation or the submission of additional or alternative Cash Tender Offer Proposals or other proposals to the Special Meeting) with respect to any Cash Tender

     Offer Proposal or any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

          (d) Nothing in this Section 27 shall be construed as limiting or prohibiting the Company or any Prospective Offeror or from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding up of the Company, any other business combination or other transaction, or any other action; provided, however, that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding up, business combination, transaction or action.

     Section 28.  Notice of Certain Events.
                  ------------------------

          (a) In the event that the Company shall propose (i) to declare or pay any dividend payable on or make any distribution with respect to its Common Shares or Preferred Shares (other than a regular quarterly cash dividend),
     (ii) or offer to the holders of its Common Shares or Preferred Shares options, Rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 29 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares, whichever date shall be the earlier. The failure to give the notice required by this Section 28 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (b) Upon the occurrence of each event causing an adjustment, pursuant to Section 13, 14 or 16 hereof, in the number or type of Common Shares or other securities or property purchasable upon the exercise of a Primary

     Right, (i) the Company shall as soon as practicable thereafter give to each holder of a Primary Right Certificate, in accordance with Section 29 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Primary Rights under Section 13, 14 or 16 thereof.

          (c)  Upon the occurrence of each Section 14(a)(ii) Event and each
     Section 16(a) Event, (i) the Company shall as soon as practicable thereafter give to each holder of a Secondary Right Certificate, in accordance with Section 29 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Secondary Rights under Sections 14 or 16 hereof.

     Section 29.  Notices.  Notices, communications or demands authorized by
                  -------
this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Commercial Federal Corporation
               2120 South 72nd Street
               Omaha, Nebraska 68101
               Attention: Corporate Secretary

Subject to the provisions of Section 24 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) to the principal office of the Rights Agent as follows:

               Manufacturers Hanover Trust Company
               450 West Thirty-Third Street
               New York, New York, 10001
               Attention: Vice President, Administration

Notices, communications or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 30.  Supplements and Amendments.
                  --------------------------

          (a) The Company may, and the Rights Agents shall if a majority of the Independent Directors so direct, supplement or amend any provision of this Agreement in any manner (i) if prior to the Close of Business on the Primary Right Distribution Date, without the approval of any holders of Primary Rights, and (ii) if prior to the Close of Business on the 25% Acquisition Date, without the approval of any holders of Secondary Rights. The Company may, and the Rights Agent shall if a majority of the Independent Directors so direct, at any time and from time to time, supplement or amend this Agreement without the approval of any holders of

     Rights in order to cure any ambiguity, correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or change or supplement any other provision contained herein, in any manner which the Company may deem necessary or desirable, including, but not limited to, extending an Expiration Date, so long as the interests of the holders of the Rights shall not be materially and adversely affected thereby. The Rights Agent shall not be obligated to execute any supplement or amendment if the Rights Agent's duties, responsibilities or liabilities are materially increased.

          (b) Any supplement or amendment of this Agreement which cannot be effected pursuant to subsection (a) of this Section 30 may be effected if approved by a majority of the Independent Directors and by holders of two-thirds or more of the outstanding Rights, voting as one class.

          (c) After the Close of Business on the 25% Acquisition Date and prior to the earlier of the Secondary Right Redemption Date or the Secondary Right Expiration Date, the Company shall not effect any amendment to the Certificate of Designation for the Preferred Shares which would materially and adversely affect the rights, privileges or preferences of the Preferred Shares without the prior approval of the holders of two-thirds or more of the then outstanding Secondary Rights.

     Section 31.  Certain Covenants.  Subject to Section 30 and the other
                  -----------------
provisions of this Agreement:

          (a) no adjustment to the number of Common Shares for which a Primary Right is exercisable shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits that the holders of the Primary Rights would have had absent such adjustment, including, without limitation, the benefits under Section 7 and 13 hereof, unless the terms of this Agreement are deemed so as to preserve such benefits.

          (b) no adjustment to the Secondary Right Exercise Price, the number of Preferred Shares or Common Shares or other securities, as the case may be (or fractions of a shares), for which a Secondary Right is exercisable or the number of Secondary Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits that the holders or the Secondary Rights would have had absent such adjustment, including, without limitation, the benefits under Section 8, 14 and 16 hereof, unless the terms of this Agreement are amended so as to preserve such benefits; and

          (c) the Company shall not, during any time when there exists a 15% Person or a 25% Person, (i) sell or issue, or permit any Subsidiary to sell or issue, to a 15% Person or a 25% Person, or any Affiliate or Associate thereof, any rights, options, warrants or convertible securities on terms similar to, or which materially adversely affect the value of, the Rights, or (ii) sell or issue to a 15% Person or a 25% Person, or any Affiliate or Associate thereof, Preferred Shares, Common Shares or shares of any other class of capital stock if such sale or issue is intended to or would materially adversely affect the value of the Rights.

     Section 32.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefits of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 33.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights Agent, the registered holders of the Right Certificates and the certificates for Common Shares representing Rights any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, the registered holders of the Right Certificates and, the certificates for Common Shares representing Rights.

     Section 34.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 35.  Governing Law.  This Agreement, and each Right Certificate
                  -------------
issued hereunder, shall be deemed to be a contract made under the laws of the State of Nebraska and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state, expect the laws of the State of New York shall govern the rights and duties of the Rights Agent.

     Section 36.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 37.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date and year first above written.


Attest:                              COMMERCIAL FEDERAL CORPORATION


By /s/                               By /s/
   --------------------------------     ------------------------------
   Title: Assistant Vice President      Title: President



Attest:                              Manufacturers Hanover Trust Company


By /s/                               By /s/
   -------------------------------      ------------------------------
   Title:                               Title:

                                   Exhibit A
                                   ---------

                                    FORM OF
                CERTIFICATE OF DESIGNATIONS OF SERIES OF JUNIOR
                    PARTICIPATING CUMULATIVE PREFERRED STOCK
                                  No Par Value

                                       of

                         COMMERCIAL FEDERAL CORPORATION

            Pursuant to Sections 21-2014 and 21-2015 of the Nebraska
                            Business Corporation Act



    We, [Name], [Title] and [Name], [Title], of Commercial Federal Corporation, a corporation organized and existing under the Nebraska Business Corporation Act, in accordance with the provisions of Sections 21-2053 and 21-2054 thereof, DO HEREBY CERTIFY:

    That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on December 19, 1988 adopted the following resolution creating a series of one hundred thousand (100,000) shares of Preferred Stock designated as Series A Junior Participating Cumulative Preferred Stock, $0.01 par value:

    RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

    Section 1.  Designation and Amount.  The shares of such series shall be
                ----------------------
designated as Series A Junior Participating Cumulative Preferred Stock, no par value (the "Series A Preferred Stock") and the number of shares constituting such series shall be one hundred thousand (100,000).

    Section 2.  Dividends and Distributions.
                ---------------------------

    (A) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $0.01 par value per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.25 per share ($5.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $____ per share ($____ per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

    Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                -------------
Stock shall have the following voting rights:

    (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided in the Certificate of Incorporation of the Corporation, as amended, or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

    In the event that dividends on Series A Preferred Stock, whenever accrued, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in amount equivalent to six (6) quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued which shall be accorded such class voting right by the Board of Directors and which shall have the right to elect [two ( 2) ] directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect [two (2)] directors, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At anytime after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within sixty (50) days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty (30) days after receipt of any such request, then the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within sixty (50) days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty (30) days after receipt of any such request, then the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than sixty
    (60) days before the annual meeting of stockholders or a special meeting held in place thereof next succeeding the time when the holders of shares of Series A Preferred Stock become entitled to elect directors as above provided. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than forty percent (40%) of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by [two (2)], as of the time of such special meeting or the time of the first such annual meeting held while such holders have said special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for.

    If the directors of the Corporation are then divided into classes under provisions of the Articles of incorporation of the Corporation or the Bylaws, the [two (2)] additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the [two (2)] directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock shall serve until the next annual meeting or until their respective successors shall be elected and qualified or if any such director is a member of a class of directors under provisions dividing the directors into classes as aforesaid, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special voting rights shall apply in the re-election of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect [two (2)] directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly. If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock have elected additional directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled to elect (two (2)] directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than [two (2)] but at least one (1), the vacancy in the directors elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and in the event that such election shall not occur within thirty (30) days after such vacancy arises, or in the event that there shall not be incumbent at least one (1) director elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of share of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within sixty (50) days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty (30) days after receipt of any such request, then the holders of record of ten percent (10%) or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than sixty (60) days before the annual meeting of stockholders or a special meeting held in place thereof next succeeding the time when the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock become entitled to elect directors as above provided.

    (D) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock, or issuing options, warrants, or rights to any class of stock of the Corporation as authorized by the Articles of Incorporation of the Corporation, as currently in effect or as it may hereafter be amended.

    (E) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Articles of Incorporation of the Corporation or by law) for taking any corporate action.

    Section 4. Certain Restrictions.
               --------------------

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, or make any other distributions with respect to, shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;


         (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred Stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of the shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock shall have received the greater of (i) $100 per share ($1 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, nor shall any distribution be made (B) to the holders of shares of Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7.  Consolidation, Merger, etc.  In the event that the Corporation
                --------------------------
shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8.  No Redemption.  The shares of Series A Preferred Stock shall not
                -------------
be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Articles of Incorporation of the Corporation.

    Section 9.  Rank.  Unless otherwise provided in the Articles of
                ----
Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

    Section 10.  Amendment.  The Articles of Incorporation of the Corporation
                 ---------
shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

    Section 11.  Fractional Shares.  Series A Preferred Stock may be issued in
                 -----------------
fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

    IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this _____ day of ________, 1988.



                                        -------------------------
                                        [Name, Title]


Attest:


-----------------------
[Name, Title]

                                   Exhibit B
                                   ---------

                                    FORM OF
                           PRIMARY RIGHT CERTIFICATE

Certificate No. R-                            ___ Primary Rights



PRIMARY RIGHT EXERCISE PRICE PER PRIMARY RIGHT -- $________

NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.01
PER SHARE, OF COMMERCIAL FEDERAL CORPORATION TO
BE RECEIVED UPON EXERCISE OF A PRIMARY RIGHT AND
PAYMENT OF THE PRIMARY RIGHT EXERCISE PRICE    -- $________



    NOT EXERCISABLE AFTER December 19, 1998 (THE
    "PRIMARY RIGHT EXPIRATION DATE").  THE PRIMARY
    RIGHTS ARE SUBJECT TO REDEMPTION AT $.Ol PER
    PRIMARY RIGHT ON THE TERMS SET FORTH IN THE RIGHTS
    AGREEMENT.  PRIMARY RIGHTS BENEFICIALLY OWNED BY
    15% PERSON OR AN AFFILIATE OR ASSOCIATE OF A 15%
    PERSON (AS THOSE TERMS ARE DEFINED IN SECTIONS l(a), l(b) and 1(mm) OF THE RIGHTS AGREEMENT) OR
    ANY SUBSEQUENT HOLDER OF SUCH PRIMARY RIGHTS ARE
    NULL AND VOID.

                           Primary Right Certificate

                         COMMERCIAL FEDERAL CORPORATION

    This certifies that ____________________________________, or registered assigns, is the registered owner of the number of Primary Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 19, 1988 (the "Rights Agreement") by and between Commercial Federal Corporation, a Nebraska corporation (the "Company"), and The Manufacturers Hanover Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to the Primary Right Expiration Date, at the office or agency of the Rights Agent Manufacturer Hanover Trust Company, 450 West Thirty-Third Street, New York, New York 10001 or at the office of its successors as Rights Agent, the number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (the "Common Shares") indicated on the face hereof, at the purchase price per such number of Common Shares (the "Primary Right Exercise Price") indicated on the face hereof, upon presentation and surrender of this Primary Right Certificate with the Form of Election to Purchase duly executed.

    As provided in the Rights Agreement the number of Common Shares which may be purchased upon the exercise of the Primary Rights represented by the Primary Right Certificate is subject to adjustment upon the occurrence of certain events. This Primary Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby, incorporated herein by reference and made a part hereof, and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Primary Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company, and the above-mentioned offices of the Rights Agent.

    This Primary Right Certificate, with or without other Primary Right Certificates, upon surrender at the office or agency of the Rights Agent at Manufacturers Hanover Trust Company, 450 West Thirty-Third Street, New York, New York, 10001 may be exchanged for another Primary Right Certificate or Primary Right Certificates of like tenor and date representing Primary Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares as the Primary Rights represented by the Primary Right Certificate or the Primary Right Certificates surrendered shall have entitled such holder to purchase. If this Primary Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Primary Right Certificate or Primary Right Certificates for the number of whole Primary Rights not exercised. Subject to the provisions of the Rights Agreement, the Primary Rights represented by this Primary Right Certificate may be redeemed by the Company, at its option, at a redemption price of $.Ol per Primary Right.

    No fractional Common Shares will be issued upon the exercise of any Primary Right or Primary Rights represented hereby, but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

    No holder of this Primary Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Primary Right or Primary Rights represented by this Primary Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Primary Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________.

Attest:                            COMMERCIAL FEDERAL CORPORATION



By:  _________________________     By:  ________________________
     Title                              Title



Countersigned:

Manufacturers Hanover Trust Company



By:  _________________________
     Authorized Signatory

               Form of Reverse Side of Primary Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

       (To be executed by the registered holder if such holder desires to transfer the Primary Right Certificate)

    FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfer unto _________________________________________

_________________________________________________________________
                 (Please print name and address of transferee)

__________________________________________________________________

this Primary Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer this Primary Right Certificate on the books of Commercial Federal Corporation with full power of substitution.

Dated: ___________________, 19__                ______________________________
                                     Signature


Signature Guaranteed:


                                  Certificate
                                  -----------

                           (To be completed, if true)

    The undersigned hereby certifies that the Primary Rights represented by this Primary Right Certificate are not Beneficially Owned by a 15% Person or an Affiliate or Associate of a 15% Person (as such capitalized terms are defined in the Rights Agreement).

Dated: ___________________, 19__                ______________________________

Signature Guaranteed:

              Form of Reverse Side of Primary Right Certificate --
                                   continued

                                     NOTICE

    The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Primary Right Certificate in every particular, with alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Primary Rights represented by this Primary Right Certificate to be Beneficially Owned by a 15% Person or an Affiliate or Associate of a 15% Person (as such capitalized terms are defined in the Rights Agreement), and shall not issue any Primary Right Certificate in exchange for this Primary Right Certificate.

              Form of Reverse Side of Primary Right Certificate --
                                   continued

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

    (To be executed by the registered holder if such holder desires to exercise the Primary Right Certificate.)

TO COMMERCIAL FEDERAL CORPORATION

    The undersigned hereby irrevocably elects to exercise _________________ Primary Rights represented by this Primary Right Certificate to purchase the Common Shares issuable upon the exercise of such Primary Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

_________________________________________________________________
                        (Please print name and address)

_________________________________________________________________

    If such number of Primary Rights shall not be all the Primary rights represented by this Primary Right Certificate, a new Primary Right Certificate for the balance remaining of such Primary Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_________________________________________________________________
                        (Please print name and address)

_________________________________________________________________

Dated:                     19
       ------------------,   --                -------------------------------
                                   Signature

Signature Guaranteed:

              Form of Reverse Side of Primary Right Certificate --
                                   continued

                                  Certificate
                                  -----------

                           (to be completed, if true)

    The undersigned hereby certifies that the Primary Rights represented by this Primary Right Certificate are not Beneficially Owned by a 15% Person or an Affiliate or Associate of a 15% Person (as such capitalized terms are defined in the Rights Agreement).

Dated:              , 19
      --------------    --               ---------------------------------
                                   Signature


Signature Guaranteed:

                                     NOTICE

    The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Primary Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Primary Rights represented by this Primary Right Certificate to be Beneficially Owned by a 15% person or an Affiliate or Associate of a 15% Person (as such capitalized terms are defined in the Rights Agreement), and shall not issue any certificate for Common Shares upon the exercise of this Primary Right Certificate or any new Primary Right Certificate for any remaining balance of unexercised Primary Rights represented by this Primary Right Certificate.

                                Exhibit C
                                ---------

                                    FORM OF
                          SECONDARY RIGHT CERTIFICATE

Certificate No. R-                         ______ Secondary Rights

    NOT EXERCISABLE AFTER December 19, 1998 OR EARLIER IF REDEEMED. THE SECONDARY RIGHTS ARE SUBJECT TO REDEMPTION AT $.Ol PER SECONDARY RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, SECONDARY RIGHTS BENEFICIALLY OWNED BY A 25% PERSON OR AN AFFILIATE OR ASSOCIATE OF A 25% PERSON (AS THOSE TERMS ARE DEFINED IN SECTIONS l(a), l(b) AND l(oo) OF THE RIGHTS AGREEMENT AND AS THOSE CIRCUMSTANCES ARE SPECIFIED IN SECTION 8(d) OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH SECONDARY RIGHTS MAY BECOME NULL AND VOID. [THE SECONDARY RIGHTS REPRESENTED BY THIS SECONDARY RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS A 25% PERSON OR AN AFFILIATE OR AN ASSOCIATE OF A 25% PERSON. THIS SECONDARY RIGHT CERTIFICATE AND THE SECONDARY RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 8(d) OF THE RIGHTS AGREEMENT.]*

                          Secondary Right Certificate

                         COMMERCIAL FEDERAL CORPORATION

    This certifies that _________________________, or registered assigns, is the registered owner of the number of Secondary Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 19, 1988 (the "Rights Agreement") by and between Commercial Federal Corporation, a Nebraska corporation (the "Company"), and Manufacturers Hanover Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to the earlier of the Secondary Right Redemption Date (as such term is defined in the Rights Agreement) or 5:00 p.m., Omaha time, on December 19, 1998, at the office or agency of the Rights Agent at Manufacturers Hanover Trust Company, a New York corporation, 450 West Thirty-Third Street, New York, New York 10001, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Junior Participating Cumulative Preferred Stock, par value of $0.01 per share, of the Company (the "Preferred Shares"), at a purchase price of $42.00 per one one-hundredth of a Preferred Share (the "Secondary Right Exercise Price"), upon presentation and surrender of this Secondary Right Certificate with the Form of Election to Purchase duly executed. The number of Secondary Rights represented


------------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

by this Secondary Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Secondary Right Exercise Price per share set forth above, are the number of Secondary Rights and the Secondary Right Exercise Price as of December 19, 1988, based upon the Preferred Shares as constituted at such date.

    As provided in the Rights Agreement, the Secondary Right Exercise Price and the number of Preferred Shares, or under certain circumstances as set forth in the Rights Agreement, Common Shares, which may be purchased upon the exercise of the Secondary Rights represented by this Secondary Right Certificate are subject to modification and adjustment upon the occurrence of certain events. This Secondary Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof, and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligation, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Secondary Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

    This Secondary Right Certificate, with or without other Secondary Right Certificates, upon surrender at the office or agency of the Rights Agent at Manufacturers Hanover Trust Company, 450 West Thirty-Third Street, New York, New York 10001 may be exchanged for another Secondary Right Certificate or Secondary Right Certificates of like tenor and date representing Secondary Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares, or under certain circumstances as set forth in the Rights Agreement, Common Shares, as the Secondary Rights represented by the Secondary Right Certificate or the Secondary Right Certificates surrendered shall have entitled such holder to purchase. If this Secondary Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Secondary Right Certificate or Secondary Right Certificates for the number of whole Secondary Rights not exercised. Subject to the provisions of the Rights Agreement, the Secondary Rights represented by this Secondary Right Certificate may be redeemed by the Company, at its option, at a redemption price of $.Ol per Secondary Right.

    No fractional Preferred Shares will be issued upon the exercise of any Secondary Right or Secondary Rights represented hereby (other than fractions which are integral multiples of one-hundredth of a Preferred Share, which may, at the option of the Company, be represented by depositary receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

    No holder of this Secondary Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Secondary Right or Secondary

Rights represented by the Secondary Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Secondary Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal.  Dated as of                    .
                                 -------------------

Attest:                           COMMERCIAL FEDERAL CORPORATION



By                                  By
   ---------------------------          ------------------------
Title:                               Title:



Countersigned:

MANUFACTURERS HANOVER TRUST COMPANY


By
    ----------------------------
    Authorized Signatory

              Form of Reverse Side of Secondary Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

       (To be executed by the registered holder if such holder desires to transfer the Secondary Right Certificate)

    FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfer unto _________________________________________

_________________________________________________________________
                 (Please print name and address of transferee)

__________________________________________________________________

this Secondary Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________ attorney, to transfer this Secondary Right Certificate on the book of Commercial Federal Corporation with full power of substitution.

Dated:                      19
       -------------------,   --             ------------------------------
                                  Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

                           (To be completed, if true)

    The undersigned hereby certifies that the Secondary Rights represented by this Secondary Right Certificate are not Beneficially Owned by a 25% Person or an Affiliate or Associate of a 25% Person (as such capitalized terms are defined in the Rights Agreement).


Dated:                      19
       -------------------,   --             ------------------------------
                                  Signature


Signature Guaranteed:

            Form of Reverse Side of Secondary Right Certificate --
                                   continued



                                     NOTICE

    The signature to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of the Secondary Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Secondary Rights represented by this Secondary Right Certificate to be Beneficially Owned by a 25% Person or an Affiliate or Associate of a 25% Person (as such capitalized terms are defined in the Rights Agreement), and shall affix a legend to that effect on any Secondary Rights Certificate issued in exchange for this Secondary Right Certificate.

             Form of Reverse Side of Secondary Right Certificate --
                                   continued

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

    (To be executed by the registered holder if such holder desires to exercise the Secondary Right Certificate.)

TO COMMERCIAL FEDERAL CORPORATION

    The undersigned hereby irrevocably elects to exercise
                                                          --------------
Secondary Rights represented by this Secondary Right Certificate to purchase the Common Shares issuable upon the exercise of such Primary Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

-----------------------------------------------------------------
                        (Please print name and address)

    If such number of Secondary Rights shall not be all the Secondary rights represented by this Secondary Right Certificate, a new Secondary Right Certificate for the balance remaining of such Secondary Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

-----------------------------------------------------------------
                        (Please print name and address)

-----------------------------------------------------------------

Dated:                     19
       ------------------,   --        -------------------------------
                               Signature

Signature Guaranteed:

            Form of Reverse Side of Secondary Right Certificate --
                                   continued


                                  Certificate
                                  -----------

                           (to be completed, if true)

    The undersigned hereby certifies that the Secondary Rights represented by this Secondary Right Certificate are not Beneficially owned by a 25% Person or an Affiliate or Associate of a 25% Person (as such capitalized terms are defined in the Rights Agreement).


Dated:                     19
        ------------------,   ---    ------------------------
                                Signature



Signature Guaranteed:


                                     NOTICE

    The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Secondary Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company shall deem the Secondary Rights represented by this Secondary Right Certificate to be Beneficially Owned by a 25% Person or an Affiliate or Associate of a 25% Person (as such capitalized terms are defined in the Rights Agreement).

                                                                       EXHIBIT D
                        SUMMARY OF THE RIGHTS AGREEMENT
                        -------------------------------

     On December 19, 1988, the Board of Directors of Commercial Federal Corporation (the "Company") declared a distribution of stock purchase rights (the "Rights") for each outstanding share of common stock, $0.01 par value, of the Company (the "Common Shares"). The distribution will be payable on December 30, 1988 (the "Record Date") to the stockholders of record on that date and will consist of one Primary Right and one Secondary Right for each Common Share outstanding on the Record Date.

     Initially, the Rights will not be exercisable. No certificates for the Rights will be sent to stockholders. The Rights will be attached to and trade only together with the Common Shares. Common Share certificates will represent the Rights related thereto and Common Share certificates issued after December 30, 1988, will contain a notation incorporating the Rights Agreement by reference. With certain exceptions, the Rights will expire December 19, 1998, unless earlier redeemed by the Company.

     Primary Rights Certificates will be issued and Primary Rights will become exercisable 10 business days, subject to extension, after a public announcement that any person (other than the two stockholders who beneficially owned more than 15% of the Company's Common Shares on December 19, 1998 or any person who purchases 15% of the Company's Common Shares directly from the Company) has acquired, or obtained the right to acquire beneficial ownership of 15% or more of the outstanding Common Shares, provided that such person has not complied with the Fairness Procedure described below or has not provided a Fair Offer as described below. Any such person is referred to as a "15% Person."

     Secondary Right Certificates will be issued and Secondary Rights will become exercisable upon the earlier of (a) one business day after a public announcement that any person has acquired, or obtained the right to acquire beneficial ownership of 25% or more of the outstanding Common Shares, which is not deemed a Fair Offer as described below (such person is referred to as a "25% Person"), or (b) one business day following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership of 25% or more of the outstanding Common Shares by any person other than the Company or certain related entities.

     The number of shares which may be purchased upon exercise of each Primary Right, shall be determined by dividing (i) that number of shares which equals 50% of the outstanding Common Shares, as of the date such person became of 15% Person, by (ii) the number of Primary Rights outstanding, exclusive of Primary Rights beneficially owned by the 15% Person. The exercise price per Common Share shall equal 20% of the Current Market Price of such shares, as of the date the 15% Person became such.

     Primary Rights may not be exercised if a 15% Person, prior to becoming a 15% Person, fully complies with the "Fairness Procedure" which involves (i) delivering to the Company a written disclosure statement (the "Disclosure Statement") not less than 20 business days prior to becoming a 15% Person containing certain specified information regarding such person and its plans; and (ii) delivering to the Company, with the Disclosure Statement, its written undertaking not to acquire 25% or more of the Common Shares, except with the prior approval of the independent directors of the Company or in a cash tender offer for all outstanding Common Shares made as set forth below and that, for a period of 3 years from the date of such undertaking, such person will not, among other things, (a) take any action, including the acquisition of additional Common Shares, except in accordance with the Plans disclosed in the Disclosure Statement, (b) engage in certain "self-dealing" transactions (including any merger) with the Company, unless approved in advance by a majority of the independent directors of the Company, or (c) nominate to take any action to elect to the Company's Board of Directors more than one director.

     Unless the Secondary Rights are earlier redeemed, in the event a person becomes a 25% Person, each holder of a Secondary Right (other than Secondary Rights beneficially owned by such 25% Person, which will thereafter be void) will have the right to purchase one one-hundredth of a share of Preferred Shares at a price of $42.00 per one one-hundredth of a share. Unless the Secondary Rights are earlier redeemed, in the event that (a) the Company is the surviving corporation in a merger with a 25% Person and the Common Shares are not changed or exchanged in such merger, (b) a 25% Person engages in one of a number of "self-dealing" transactions specified in the Rights Agreement including certain preferential sales, transfers or exchanges of Company assets or securities, special compensation or unfair loans, or (c) a person (other than the Company or certain related entities) becomes the beneficial owner of 25% or more of the outstanding Common Shares (other than pursuant to a cash tender offer) then each holder of a Secondary Right which has not theretofore been exercised will thereafter have the right to receive, upon exercise and payment of the Secondary Right Exercise Price, Common Shares having a value equal to two times the Secondary Right Exercise Price.

     If after there is a 25% Person, unless the Secondary Rights are earlier redeemed, (a) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed or exchanged for stock or assets of another person, or (b) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each holder of a Secondary Right which has not theretofore been exercised will thereafter have the right to receive, upon exercise and payment of the Secondary Right to Exercise Price, shares of common stock of the acquiring company having a value equal to two times the Secondary Right Exercise Price.

     The Preferred Shares will be nonredeemable and, unless otherwise provided in connection with the creation of subsequent series of preferred shares, will be subordinate to any other series of the Company's preferred shares, whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of Secondary Rights and will have certain other rights as specified in the Rights Agreement.

     In the event that any person notifies the Company of its intention to make an all cash tender offer for all of the Common Shares, and complies with certain procedural requirements including the delivery of evidence that all necessary financing therefor is firmly committed or otherwise available and an undertaking to pay the reasonable costs of any stockholders' meeting called as described in
(b) below, the Company will within 15 business days, at its option, either (1) engage a nationally recognized investment banking firm to render an opinion as to whether the tender offer purchase price is fair and adequate to the Company's stockholders from a financial point of view, or (2) call a stockholders' meeting at the earliest practicable date to vote upon such tender offer. In the event that (a) the tender offer purchase price is determined by such investment banking firm to be fair and adequate to the stockholders from a financial point of view; or (b) the tender offer is approved by a majority of the shares voted at such meeting and beneficially owned by persons other than the offeror; then, neither the commencement of a tender offer nor the acquisition of Common Shares pursuant thereto will trigger the distribution of Right Certificates.

     A majority of the independent directors may authorize the redemption of either or both of the Primary or Secondary Rights in whole, but not in part, at a price of $0.01 per Primary or Secondary Right (the "Redemption Price") at any time prior to the close of business on the 10th business day subject to extension, following the date of a public announcement that any person has become a 15% Person other than pursuant to a cash tender offer as described above, and at any time prior to the public announcement that any person has become a 25% Person other than pursuant to a cash tender offer as described above. The Company's right of redemption with respect to the Secondary Rights will be reinstated if each 25% Person reduces its beneficial ownership to less than 15% of the Company's outstanding Common Shares in a transaction not involving a purchase by the Company.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------

     Pursuant to Section 30 of the Rights Agreement entered into as of December 19, 1988, between COMMERCIAL FEDERAL CORPORATION (the "Company") and MANUFACTURERS HANOVER TRUST COMPANY, Sections 1(mm) and 1(oo) of the Agreement are hereby amended as follows:

     1.  A new subsection (vi) shall be added to Section 1(mm) as follows:

         any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Company (specifically including Montgomery Securities in connection the purchase of up to 4,025,000 shares of Common Stock pursuant to an Underwriting Agreement entered into between the Company and Montgomery Securities as of June 30, 1992); provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a 15% Person

     2.  A new subsection (iv) shall be added to Section 1(oo) as follows:

         any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Company (specifically including Montgomery Securities in connection with the purchase of up to 4,025,000 shares of Common Shares pursuant to an Underwriting Agreement entered into between the Company and Montgomery Securities as of June 30, 1992); provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a 25% Person.

ATTEST:                                 COMMERCIAL FEDERAL CORPORATION

/s/                                     By /s/
---------------------------------          ---------------------------
 Assistant Vice President                  James A. Laphen
                                           Vice President

         [S E A L]                      Date:  July 7, 1992

ATTEST:                                 MANUFACTURERS HANOVER
                                        TRUST COMPANY

By /s/                                  By /s/
  -------------------------------          ---------------------------
  Title Assistant Vice President           Title Vice President

                                        Date:  July 7, 1992
                                              ------------------------

                        COMMERCIAL FEDERAL CORPORATION

                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT


     Pursuant to Section 30(a) of the Rights Agreement entered into as of December 19, 1988, as amended on July 7, 1992, between COMMERCIAL FEDERAL CORPORATION (the "Company") and MANUFACTURERS HANOVER TRUST COMPANY (the "Agreement"), the Agreement is hereby amended as follows:

     1. Pursuant to the provisions of Section 24 of the Agreement, Harris Trust and Savings Bank, Chicago, Illinois, is hereby appointed as successor Rights Agent for the Company and all references in the Agreement and exhibits and attachments thereto to the Rights Agent or to Manufacturers Hanover Trust Company shall be deemed to refer to Harris Trust and Savings Bank as Rights Agent. Further, all references to the address of the Rights Agent or the address of Manufacturers Hanover Trust Company shall be deemed to refer to Harris Trust and Savings Bank at the address of 311 West Monroe Street, Chicago, Illinois 60606, Attention: Corporate Trust.

     2.   Section 1(c) shall be amended to read as follows:

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the States of Illinois or Nebraska are authorized or obligated by law or executive order to close.


     3.  Section 1(t) shall be amended to read as follows:

                "Primary Right Expiration Date" shall mean the earlier of (i) December 19, 2008 or (ii) 60 days after the date upon which the Primary Rights first become exercisable.

     4.   Section 1(bb) shall be amended to read as follows:

                "Secondary Right Expiration Date" shall mean December 19, 2008.

     5. Subsections (iv) and (v) of the first sentence of Section 1(mm) shall be deleted and subsection (vi) shall be renumbered subsection (iv) and shall be amended to read as follows:

                any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Company; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a 15% Person.

     6. Subsection (iv) of the first sentence of Section 1(oo) shall be amended to read as follows:

                any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Company; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a 25% Person.

     7. (a) The legend appearing in the first paragraph of Section 3(e) shall be amended in full to read as follows:

                This certificate also represents Rights which entitle the holder hereof to certain rights as set forth in a Rights Agreement by and between Commercial Federal Corporation and Harris Trust and Savings Bank as successor Rights Agent, dated as of December 19, 1988, as amended (the "Rights Agreement"), the terms, conditions and limitations of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Commercial Federal Corporation. Under certain circumstances specified in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. Commercial Federal Corporation shall mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor.

          (b) The legend appearing in the second paragraph of Section 3(e) shall be amended in full to read as follows:

                This certificate does not represent any Right issued pursuant to the terms of a Rights Agreement by and between Commercial Federal Corporation and Harris Trust and Savings Bank, as successor Rights Agent, dated as of December 19, 1988, as amended.

     8. Section 7(b) shall be amended to replace the address of Manufacturers Hanover Trust Company with the following address of Harris Trust and Savings Bank:

                311 West Monroe Street
                Chicago, Illinois 60606
                Attention: Corporate Trust, Ken Penn

     9. Section 8(b) shall be amended to replace the address of Manufacturers Hanover Trust Company with the following address of Harris Trust and Savings Bank:

                311 West Monroe Street
                Chicago, Illinois 60606
                Attention: Corporate Trust, Ken Penn

     10. Section 15 shall be amended to add the following sentence at the end of such section:

          The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

     11.   Section 21 shall be amended in its entirety to read as follows:

          Section 21.    Concerning the Rights Agent.
                         ---------------------------
               (a) The Company agrees to pay to the Rights Agent as compensation for all services rendered by it hereunder reasonable and customary fees and expenses, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

               (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in Section 23 hereof.

               (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.


     12. (a) Section 23(a) shall be amended in its entirety to read as follows:

               (a) Before the Rights Agent refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

          (b) Section 23(g) shall be amended to add the following sentence at the end of such section:

          Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to taken or omitted.

          (c) Section 23 shall be further amended to add the following Sections 23(j) and (k):

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

    13. Section 29 shall be amended to replace the name and address of Manufacturers Hanover Trust Company with the following name and address:

                Harris Trust and Savings Bank
                311 West Monroe Street
                Chicago, Illinois 60606
                Attention: Corporate Trust, Ken Penn

     14. Section 30(a) shall be amended by adding the following sentence at the end of such section:

          "Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent."

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to the Agreement to be duly executed and attested as of the date and year first above written.


ATTEST:                          COMMERCIAL FEDERAL CORPORATION


________________________          By:   ___________________________________
Title:
                                  Date: _________________


ATTEST:                          HARRIS TRUST AND SAVINGS BANK, as
                                 Rights Agent


________________________            By:    ________________________________
Title:
                                    Date:  ________________